EXHIBIT 11.1


                              SUNPHARM CORPORATION
               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING


For twelve months ended December 31, 1997:

                 TOTAL SHARES                            DAYS OUTSTANDING
                --------------                           ----------------

                   3,708,879     thru  3/28                     87                              322,672,473
                   5,537,165     thru   4/2                      5                               27,685,825
                   5,608,101     thru  6/17                     76                              426,215,676
                   5,672,471     thru  7/31                     44                              249,588,724
                   5,732,471     thru 11/21                    113                              647,769,223
                   5,735,328     thru 12/18                     27                              154,853,856
                   5,737,828     thru 12/31                     13                               74,591,764
                                                         ----------------                     -------------
                                                               365                            1,903,377,541

                                        WEIGHTED AVERAGE SHARES           5,214,733
                                                                          =========

                                            NET LOSS                     (3,906,425)
                                           PER SHARE                          (0.75)


For twelve months ended December 31, 1997:


           TOTAL SHARES               DAYS OUTSTANDING
           ------------               ----------------
             2,884,535    thru  6/22          173         499,024,555
             3,223,617    thru  7/22           30          96,708,510
             3,273,617    thru 12/31          162         530,325,954

             3,708,879      on 12/31            -                   -
                                       ----------       -------------
                                              365       1,126,059,019

            WEIGHTED AVERAGE SHARES           3,085,093
                                              =========

                 NET LOSS                    (2,836,609)
                 PER SHARE                        (0.92)